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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K

                              CURRENT REPORT
                      Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): August 14, 1997



                          SEALED AIR CORPORATION
          ------------------------------------------------------
          (Exact Name of Registrant as Specified in its Charter)


        Delaware                        1-7834               22-1682767
------------------------------ ------------------------  -------------------
      (State or Other          (Commission File Number)    (IRS Employer
Jurisdiction of Incorporation)                           Identification No.)



                 Park 80 East
           Saddle Brook, New Jersey                      07663-5291
           ------------------------                      ----------
   (Address of Principal Executive Offices)              (Zip Code)



                              (201) 791-7600
           ----------------------------------------------------
           (Registrant's telephone number, including area code)



       -------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)




ITEM 5. OTHER EVENTS.


       On August 14, 1997, Sealed Air Corporation, a Delaware corporation ("Sealed Air"), W. R. Grace & Co., a Delaware corporation, ("Grace") and Packco Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Grace ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement and related agreements and subject to the terms and conditions set forth therein, Grace will contribute its specialty chemicals and other businesses (other than its packaging business) to a newly formed wholly-owned subsidiary of Grace ("New Grace"), which will be spun off to the shareholders of Grace (the "Spinoff"), leaving Grace with only its packaging business ("Packaging"). Grace's subsidiary, Merger Sub, will then merge with and into Sealed Air, with Sealed Air to be the surviving corporation (the "Merger"). Immediately following the Merger, Grace will be renamed "Sealed Air Corporation" to create a new publicly owned company ("New Sealed Air").

       Immediately prior to the Merger, the outstanding shares of Grace common stock, par value $.01 per share, will be recapitalized into an aggregate of
40.895 million shares of common stock, par value $.10 per share, of New Sealed Air ("New Sealed Air Common Stock") (subject to adjustment in certain events) and 36 million shares of a new series of convertible preferred stock, par value $.10 per share, of New Sealed Air. In the Merger, Sealed Air shareholders will receive one share of New Sealed Air Common Stock for each share of Sealed Air common stock, par value $.01 per share, held immediately prior to the Merger. On a fully-diluted basis and immediately after the Merger, former Sealed Air shareholders will own 37% of the equity of New Sealed Air and former Grace shareholders will own, in the aggregate, approximately 63%.

       Prior to the Spin-off, New Grace will receive approximately $1.2
billion from Packaging and Grace (the "Contribution").   The indebtedness
incurred in connection with the Contribution will remain an obligation of New Sealed Air and Packaging following the Merger.

       Sealed Air and Grace have issued a joint press release regarding the foregoing, which is attached hereto as an exhibit.

       The foregoing is qualified in its entirety by reference to the Merger Agreement; the Form of the Distribution Agreement by and among Grace, W. R. Grace & Co.-Conn. ("Grace-Conn.") and Grace Specialty Chemicals, Inc. ("Grace Chemicals"); the Form of Employee Benefits Allocation Agreement by and among Grace, Grace-Conn. and Grace Chemicals; and the Form of Tax Sharing Agreement by and among Sealed Air, Grace and Grace-Conn. that are attached hereto as exhibits and are incorporated by reference herein.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (c)  Exhibits.

      Exhibit No.    Description
      -----------    -----------

          2.1 Agreement and Plan of Merger, dated as of August 14, 1997 by and among Grace, Packco Acquisition Corp. and Sealed Air

          2.2 Form of Distribution Agreement by and among Grace, Grace-Conn. and Grace Chemicals (Exhibit A to the Merger Agreement)

          10.1 Form of Employee Benefits Allocation Agreement by and among Grace, Grace-Conn. and Grace
                     Chemicals (Exhibit A to the Distribution
                     Agreement)

          10.2 Form of Tax Sharing Agreement by and among Grace, Grace-Conn. and Sealed Air (Exhibit B to the
                     Distribution Agreement)

          99.1 Press release issued by Sealed Air and Grace, dated August 14, 1997


                                 SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: August 18, 1997                      SEALED AIR CORPORATION



                                            By: /s/ Horst Tebbe
                                                ----------------------
                                                Name: Horst Tebbe
                                                Title: Vice President-
                                                Finance and Chief
                                                Financial Officer



                               EXHIBIT INDEX


Exhibit No.                        Exhibit                               Page
-----------                        -------                               ----

  2.1 Agreement and Plan of Merger, dated as of August 14, 1997 by and among Grace, Packco Acquisition Corp. and Sealed Air

  2.2        Form of Distribution Agreement by and among Grace,
             Grace-Conn. and Grace Chemicals (Exhibit A to the Merger Agreement)

 10.1 Form of Employee Benefits Allocation Agreement by and among Grace, Grace-Conn. and Grace Chemicals (Exhibit A to the Distribution Agreement)

 10.2        Form of Tax Sharing Agreement by and among Grace, Grace-Conn.
             and Sealed Air (Exhibit B to the Distribution Agreement)

 99.1        Press release issued by Sealed Air and Grace, dated
             August 14, 1997